CONFIDENTIAL:

PROJECT CRESCENT:  FINAL DRAFT
DECEMBER 19, 2006-5:50 PM

          AUDIOVOX TO ACQUIRE THOMSON'S CONSUMER ELECTRONICS ACCESSORY
               BUSINESS INCLUDING THE RIGHTS TO THE RCA BRAND FOR
                        CONSUMER ELECTRONICS ACCESSORIES

- Purchase price is $50 million, plus a five-year fee related to the RCA brand in the consumer electronics accessories field
- Proposed acquisition to add over $150 million in annual sales and should add to 2007 earnings
-    Company to acquire RCA brand for Accessories worldwide

HAUPPAUGE, NY, DECEMBER 21, 2006 - Audiovox Corporation (NASDAQ: VOXX), announced today that it has entered into a definitive agreement with Thomson to acquire its Americas consumer electronics accessory business, which includes approximately 115 employees in locations in the United States, Canada, China (including Hong Kong) and Malaysia. The Company anticipates this transaction will close in early 2007.

As a result of the acquisition, Audiovox will acquire the RCA brand worldwide for accessories. The acquisition also includes the Recoton, Spikemaster, Ambico and Discwasher brands for use on any products and the Jensen, Advent, Acoustic Research and Road Gear brands for accessory products. Audiovox already owns Jensen, Advent, Acoustic Research and Road Gear brands for electronics products as part of prior acquisitions.

Patrick Lavelle, President and CEO of Audiovox stated, "The well respected RCA name further strengthens our brand portfolio in consumer electronics accessories and gives us greater flexibility at the distribution level. We believe the acquisition of this business will enhance both our top and bottom line performance and create powerful marketing synergies for our organization."

Lavelle further stated, "This acquisition supports our growth strategy of acquiring companies in businesses that generally operate at higher margins than electronics. In addition, our primary acquisition targets include companies where we can utilize operating leverage to gain maximum efficiencies. Over the past year, we have worked to streamline our operations while maintaining a cost structure that supports additional sales. This acquisition is synergistic as its product lines move through existing channels where we share many of the same customers and have strong relationships in place today. Post closing, we will still have significant financial resources and will seek to continue to grow organically and through acquisition."


About Audiovox
--------------
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also

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functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
--------------------
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal second quarter ended August 31, 2006.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com